UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2014

Ferro Corporation

(Exact name of registrant as specified in its charter)

Ohio	1-584	34-0217820
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6060 Parkland Boulevard, Mayfield Heights, Ohio		44124
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 216-875-5600

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Credit Agreement

On July 31, 2014, Ferro Corporation (the “Company”) entered into the Credit Agreement (the “Financing Agreement”) with PNC Bank, National Association (“PNC”), as the Administrative Agent, the Collateral Agent and an Issuer, JPMorgan Chase Bank, N.A., as the Syndication Agent and an Issuer, the other agents party thereto and various financial institutions as lenders (the “Lenders”). The Financing Agreement refinances and replaces the Third Amended and Restated Credit Agreement, dated as of August 24, 2010 (as amended and restated, supplemented or otherwise modified from time to time, the “Existing Financing Agreement”). Certain of the Company’s U.S. subsidiaries have guaranteed the Company’s obligations under the Financing Agreement and, pursuant to a Pledge and Security Agreement with PNC, as collateral agent, such obligations are secured by (a) substantially all of the personal property of the Company and those U.S. subsidiaries and (b) a pledge of 100% of the stock of most of the Company’s U.S. subsidiaries (subject to certain exceptions) and 65% of the stock of most of the Company’s foreign subsidiaries.

The Financing Agreement consists of a $200 million secured revolving line of credit with a term of five years and a $300 million secured term loan facility with a term of seven years. Up to $100 million of the revolving line of credit under the Financing Agreement will be available to certain of the Company’s subsidiaries in the form of revolving loans denominated in Euros. Under the terms of the Financing Agreement, the Company is entitled, subject to the satisfaction of certain conditions, to request additional commitments under the revolving line of credit or term loans in the aggregate principal amount of up to $200 million to the extent that existing or new lenders agree to provide such additional commitments and/or term loans.

The interest rates per annum applicable to loans, other than swing line loans, under the Financing Agreement will be, at the Company’s option, equal to either a base rate or a London Interbank Offered Rate (“LIBOR”) rate for one, two, three or six-month interest periods chosen by the Company, in each case plus, in the case of revolving loans, an applicable margin percentage, or, in the case of term loans, 3.25% per annum in the case of LIBOR-rate term loans, and 2.25% per annum in the case of base-rate term loans.

The base rate will be the highest of (i) the federal funds rate plus 0.50%, (ii) PNC’s prime rate or (iii) the daily LIBOR rate plus 1.00%. The LIBOR rate will be equal to the London Interbank Offered Rates for U.S. Dollars quoted by Bloomberg or the appropriate successor, divided by a number equal to 1 minus the maximum percentage in effect on such day for determining reserve requirements, as prescribed by the Board of Governors of the Federal Reserve System; provided, that, solely with respect to the term loans, the LIBOR rate shall not be less than 0.75%.

The applicable margin percentage for revolving loans is based on the ratio of (a) the Company’s total consolidated debt outstanding at such time to (b) the Company’s Consolidated EBITDA (as defined in the Financing Agreement) computed for the period of four consecutive fiscal quarters most recently ended. The range of the applicable margin percentage is 2.50% per annum to 3.00% per annum in the case of LIBOR-rate revolving loans and 1.50% per annum to 2.50% per annum in the case of base-rate revolving loans.

Interest on base-rate loans is payable quarterly, and interest on LIBOR-rate loans is payable at the end of the applicable Interest Period (as defined in the Financing Agreement). In addition to interest charges, the Company will pay a quarterly commitment fee ranging from 0.35% to 0.50% based on the ratio of (a) the Company’s total consolidated debt outstanding at such time to (b) the Company’s Consolidated EBITDA computed for the period of four consecutive fiscal quarters most recently ended.

The Financing Agreement contains customary restrictive and financial covenants, including covenants regarding the Company’s outstanding indebtedness and maximum leverage and fixed charge coverage ratios. The Financing Agreement also contains standard provisions relating to conditions of borrowing. In addition, the Financing Agreement contains customary events of default, including the non-payment of obligations by the Company and the bankruptcy of the Company. If an event of default occurs, all amounts outstanding under the Financing Agreement may be accelerated and become immediately due and payable.

PNC and certain of the agents and Lenders party to the Financing Agreement (and each of their respective subsidiaries or affiliates) have in the past provided, and may in the future provide, investment banking, cash management, underwriting, lending, commercial banking, trust, leasing services, foreign exchange and other advisory services to, or engage in transactions with, the Company and its subsidiaries or affiliates. These parties have received, and may in the future receive, customary compensation from the Company and its subsidiaries or affiliates, for such services.

The foregoing is a summary of the material terms and conditions of the Financing Agreement and not a complete description of the Financing Agreement. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Financing Agreement attached to this Current Report as Exhibit 10.1, which is incorporated herein by reference.

Second Supplemental Indenture

On July 30, 2014, the early tender deadline expired pursuant to the Company’s previously announced offer to purchase (the “Tender Offer”) any and all of its outstanding 7.875% Senior Notes due 2018 (the “Notes”). As of such date, the Company had received approximately $143 million aggregate principal amount of Notes, representing approximately 57% of such Notes, which were validly tendered and not validly withdrawn. The Company also received consents in its concurrent consent solicitation (the “Consent Solicitation”) from holders of the required majority of the principal amount of the Notes to, among other things, eliminate substantially all of the restrictive covenants and certain events of default in the Indenture, dated August 24, 2010, by and between Ferro and Wilmington Trust, National Association (successor by merger to Wilmington Trust FSB), as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated August 24, 2010, by and between Ferro and the Trustee (collectively, the “Indenture”), governing the Notes. In connection with the Tender Offer and Consent Solicitation, on July 31, 2014, the Company and the Trustee entered into the Second Supplemental Indenture (the “Second Supplemental Indenture”) to the Indenture.

The foregoing is a summary of the material terms and conditions of the Second Supplemental Indenture and not a complete description of the Second Supplemental Indenture. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Second Supplemental Indenture attached to this Current Report as Exhibit 4.1, which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Financing Agreement set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 7.01 Regulation FD Disclosure.

On July 31, 2014, the Company issued a press release (the “Press Release”), announcing its entry into the Financing Agreement and the results to date of the Tender Offer and Consent Solicitation. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Second Supplemental Indenture, dated July 31, 2014, by and between Ferro Corporation and Wilmington Trust, National Association

10.1	Credit Agreement, dated as of July 31, 2014, among Ferro Corporation, the lenders party hereto, PNC Bank, National Association, as the administrative agent, collateral agent and a letter of credit issuer, JPMorgan Chase Bank N.A., as the syndication agent and as a letter of credit issuer, and the various financial institutions and other persons from time to time party hereto

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ferro Corporation

By:	/s/ Jeffrey L. Rutherford
Name:	Jeffrey L. Rutherford
Title:	Vice President and Chief Financial Officer

August 4, 2014

Exhibit Index

Exhibit Number	Description

4.1	Second Supplemental Indenture, dated July 31, 2014, by and between Ferro Corporation and Wilmington Trust, National Association

10.1	Credit Agreement, dated as of July 31, 2014, among Ferro Corporation, the lenders party hereto, PNC Bank, National Association, as the administrative agent, collateral agent and a letter of credit issuer, JPMorgan Chase Bank N.A., as the syndication agent and as a letter of credit issuer, and the various financial institutions and other persons from time to time party hereto

99.1	Press Release